Exhibit 99.1

FOR RELEASE: IMMEDIATELY	Frank Leto, President, CEO
FOR MORE INFORMATION CONTACT:	610-581-4730
Mike Harrington, CFO
610-526-2466

Bryn Mawr Bank Corporation Reports Fourth Quarter Earnings

Impacted by $15.2 Million One-Time Income Tax Charge

Related to the Tax Cuts and Jobs Act,

Declares $0.22 Dividend,

Completes Royal Bank Merger

BRYN MAWR, Pa., January 29, 2018 – H.R. 1, originally known as the “Tax Cuts and Jobs Act” (“Tax Reform”), signed into law on December 22, 2017, reduced the top federal corporate income tax rate from 35% to 21%. As a result, Bryn Mawr Bank Corporation (NASDAQ: BMTC) (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”) was required to re-measure its net deferred tax asset to this lower rate, resulting in a one-time income tax charge of $15.2 million, or $0.85 diluted earnings per share. Additionally, the Corporation incurred after-tax due diligence and merger-related expenses of $2.3 million during the fourth quarter of 2017. As a result, the Corporation today reported a net loss of $6.2 million and diluted earnings per share of ($0.35) for the three months ended December 31, 2017, as compared to net income of $10.7 million, or $0.62 diluted earnings per share, for the three months ended September 30, 2017, and $9.4 million, or $0.55 diluted earnings per share, for the three months ended December 31, 2016. For the twelve months ended December 31, 2017, the Corporation posted net income of $23.0 million, or $1.32 diluted earnings per share, as compared to $36.0 million, or $2.12 diluted earnings per share for the same period in 2016.

On a non-GAAP basis, core net income, which excludes this one-time income tax charge, due diligence and merger-related expenses and certain other non-core income and expense items, as detailed in the appendix to this earnings release, was $11.3 million, or $0.63 diluted earnings per share, for the three months ended December 31, 2017 as compared to $11.2 million, or $0.65 diluted earnings per share, for the three months ended September 30, 2017 and $9.4 million, or $0.55 diluted earnings per share, for the three months ended December 31, 2016. For the twelve months ended December 31, 2017, core net income was $42.1 million, or $2.42 per share, as compared to $36.1 million, or $2.12 diluted earnings per share for the same period in 2016. Management believes the core net income measure is important in evaluating the Corporation’s performance on a more comparable basis between periods. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

“We were pleased to finish the year on a strong note with core net income at record levels for both the quarter and full year,” commented Frank Leto, President and Chief Executive Officer.

“The fourth quarter was an excellent period for BMT, as we continued to benefit from our focus on new business development, as evidenced by the Wealth Division’s reaching almost $13 billion in AUM, while also issuing $70 million of subordinated notes, which will qualify for Tier 2 regulatory capital, and successfully completing our merger with Royal Bank with minimal disruption to normal operations. As the merger was a mid-December close, the full impact of the business combination on the Corporation’s results will not be evident until the first quarter of 2018,” added Mr. Leto.

“The income tax charge related to Tax Reform was experienced by many throughout the industry. While we expect to recoup this expense in less than two years, we are also analyzing how to deploy the increased after-tax earnings within a framework that is focused on improving long-term shareholder value while also continuing to serve the communities in which we do business,”

Mr. Leto concluded.

The Board of Directors of the Corporation declared a quarterly dividend of $0.22 per share, payable March 1, 2018 to shareholders of record as of February 9, 2018.

SIGNIFICANT ITEMS OF NOTE

Results of Operations – Fourth Quarter 2017 Compared to Third Quarter 2017

●

A net loss of $6.2 million, or $(0.35) diluted earnings per share, for the three months ended December 31, 2017, as compared to net income of $10.7 million, or $0.62 diluted earnings per share, for the three months ended September 30, 2017 was primarily the result of a one-time income tax charge related to the re-measurement of the Corporation’s net deferred tax asset, triggered by Tax Reform, which was enacted on December 22, 2017. The Corporation’s net deferred tax asset on December 22, 2017, the date of the Tax Reform enactment, amounted to $39.0 million and included the Corporation’s legacy net deferred tax asset and the remainder of the net deferred tax asset acquired in the merger with Royal Bancshares of Pennsylvania, Inc. (the “Merger”). In accordance with GAAP, the combined remaining net deferred tax asset was re-measured, reducing it by $15.2 million, with a corresponding charge to income tax expense. In addition to this one-time income tax charge, the excess tax benefit related to the vesting of stock-based compensation decreased by $598 thousand from the third quarter to the fourth quarter of 2017. Other factors impacting net income included a $2.7 million increase in due diligence and merger-related expenses for the fourth quarter of 2017 as compared to the third quarter of 2017.

On a non-GAAP basis, core net income, which excludes the above Tax Reform-related income tax charge, due diligence and merger-related expenses and other non-core income and expense items, as detailed in the appendix to this earnings release, was $11.3 million or $0.63 per diluted share for the three months ended December 31, 2017 as compared to $11.2 million or $0.65 per diluted share for the third quarter 2017. Management believes the core net income measure is important in evaluating the Corporation’s performance on a more comparable basis between periods. A reconciliation of this and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release.

●

Net interest income for the fourth quarter of 2017 increased $883 thousand, or 3.0%, over the prior quarter. The provision for loan and lease losses (the “Provision”) decreased $256 thousand, or 19.2%, from the prior quarter. Non-interest income remained flat at $15.5 million and $15.6 million for the fourth and third quarters of 2017, respectively. Non-interest expense increased $2.9 million on a linked-quarter basis and, as noted above, was primarily due to a $2.7 million increase in due diligence and merger-related costs. Income tax expense, excluding the Tax Reform-related charge, remained flat at $4.7 million and $4.8 million for the fourth and third quarters of 2017, respectively. However, the effective tax rate excluding the one-time Tax Reform-related income tax charge, increased from 30.7% for the three months ended September 30, 2017 to 34.5% for the three months ended December 31, 2017 primarily due to excess tax benefits from equity compensation transactions recorded during the third quarter of 2017.

●

Tax-equivalent net interest income for the three months ended December 31, 2017 was $30.5 million, an increase of $873 thousand over the linked quarter. The interest-earning assets and interest-bearing liabilities acquired in the December 15, 2017 Merger contributed approximately $1.1 million to tax-equivalent net interest income. This increase was partially offset by a $433 thousand decrease in the accretion of purchase accounting adjustments between the third and fourth quarters of 2017.

●

Tax-equivalent interest and fees on loans and leases for the three months ended December 31, 2017 increased $1.3 million over the linked quarter. Average loans and leases for the fourth quarter increased $124.9 million over the third quarter 2017 and experienced a two basis point decrease in tax-equivalent yield. The increase in average loans between the third and fourth quarters of 2017 was largely related to the loans acquired in the Merger which added $105.3 million in average loans and leases and contributed approximately $1.4 million in tax-equivalent interest and fee income for the fourth quarter of 2017.

Average available for sale investment securities increased by $35.7 million over the linked quarter, and experienced a four basis point tax-equivalent yield increase. The increase in volume and yield on available for sale investment securities resulted in a $227 thousand increase in tax-equivalent interest income for the fourth quarter of 2017 as compared to the third quarter of 2017. The majority of the Royal Bank investment portfolio was sold immediately following the Merger and did not impact interest income from available for sale investment securities.

Interest expense on deposits for the three months ended December 31, 2017 increased $541 thousand over the linked quarter. Average interest-bearing deposits increased $159.7 million accompanied by a six basis point increase in the rate paid on deposits. The increase in average interest-bearing deposits was largely related to the deposits acquired in the Merger which added $91.4 million to the average balance of interest-bearing deposits for the fourth quarter of 2017 and accounted for approximately $209 thousand in interest expense during the fourth quarter of 2017.

Average subordinated notes for the three months ended December 31, 2017 increased $14.3 million over the linked quarter with the rate paid decreasing by 28 basis points to 4.69%. In addition to the $70 million of 4.25% fixed-to- floating subordinated notes issued on December 13, 2017, the Corporation also acquired $21.4 million of floating rate junior subordinated debentures currently at a 4.61% in connection with the Merger. The volume increase in both borrowing types and rate decrease in the subordinated notes in the fourth quarter of 2017 resulted in a $194 thousand increase in interest expense on subordinated notes and junior subordinated debentures on a linked-quarter basis.

●

The tax-equivalent net interest margin was 3.62% for the fourth quarter and 3.71% for the third quarter of 2017. Adjusting for the impact of the accretion of purchase accounting adjustments, the adjusted tax-equivalent net interest margin was 3.58% and 3.62% for the fourth and third quarters of 2017, respectively.

●

Noninterest income for the three months ended December 31, 2017 of $15.5 million remained relatively unchanged from the third quarter of 2017. Increases of $323 thousand and $137 thousand in fees for wealth management services and insurance revenue, respectively, were offset by decreases of $243 thousand and $306 thousand in capital markets revenue and net gain on sale of loans, respectively.

●

Noninterest expense for the three months ended December 31, 2017 increased $2.9 million, to $31.1 million, as compared to $28.2 million for the third quarter of 2017. The increase on a linked quarter basis was largely related to the $2.7 million increase in due diligence and merger-related expenses. The balance of the increase in noninterest expense on the linked- quarter basis was related to the addition of the Royal Bank operations, which accounted for approximately $215 thousand of noninterest expense for the second half of December 2017.

●

For the three months ended December 31, 2017, net loan and lease charge-offs totaled $556 thousand, as compared to $728 thousand for the third quarter of 2017. The Provision for the three months ended December 31, 2017 was $1.1 million, a $256 thousand decrease from $1.3 million for the third quarter of 2017. The credit quality of the loan and lease portfolio remains stable, with the increase in the allowance for loan and lease losses (the “Allowance”) largely related to the growth of the portfolio. During the fourth quarter, there was a $4.1 million increase in nonperforming loans related to a small number of well collateralized residential and commercial real estate loans which became nonaccrual.

●

Income tax expense for the fourth quarter of 2017 increased $15.2 million as compared to the third quarter of 2017. As discussed previously, this increase was primarily related to the re-measurement of the Corporation’s legacy and acquired net deferred tax asset as a result of Tax Reform enacted on December 22, 2017. Excluding this one-time charge to income tax expense, the effective tax rate for the fourth quarter of 2017 was 34.5%, as compared to 30.7% for the third quarter of 2017. The 374 basis point increase in the effective tax rate (excluding the one-time Tax Reform-related charge) over the linked quarter was primarily the result of nondeductible merger expenses in the fourth quarter of 2017 and a $598 thousand decrease in excess tax benefits associated with the vesting of stock-based compensation between the third and fourth quarters of 2017.

Results of Operations – Fourth Quarter 2017 Compared to Fourth Quarter 2016

●

As noted above, the net loss of $6.2 million for the three months ended December 31, 2017, as compared to net income of $9.4 million for the same period in 2016 was primarily the result of a one-time income tax charge related to the re-measurement of the Corporation’s net deferred tax asset, triggered by Tax Reform enacted on December 22, 2017. Other factors impacting net income included a $3.5 million increase in due diligence and merger-related expenses, a $1.8 million increase in salaries and wages and a $580 thousand increase in employee benefits for the fourth quarter of 2017 as compared to the same period in 2016. These expense increases were more than offset by a $3.3 million increase in net interest income and increases of $647 thousand, $795 thousand and $600 thousand in fees for wealth management services, insurance revenues and capital markets revenue, respectively.

●

Tax-equivalent net interest income for the three months ended December 31, 2017 was $30.5 million, an increase of $3.3 million over the same period in 2016. Tax-equivalent net interest income from the assets and liabilities acquired in the December 15, 2017 Merger contributed approximately $1.1 million to this increase. This increase was partially offset by a $471 thousand decrease in the accretion of purchase accounting adjustments between the fourth quarters of 2017 and 2016.

Tax-equivalent interest and fees on loans and leases increased $4.0 million for the three months ended December 31, 2017 as compared to the same period in 2016. Average loans and leases for the fourth quarter of 2017 increased $287.3 million from the same period in 2016 and experienced a ten basis point increase in tax-equivalent yield. Excluding the effect of the accretion of purchase accounting adjustments on loans and leases, the adjusted tax-equivalent yield on loans and leases increased by 18 basis points. The increases in the prime rate during 2017 contributed to the increase in tax-equivalent yield on loans. The increase in average loans and leases for the fourth quarter of 2017 as compared to the same period in 2016 was largely related to the loans and leases acquired in the Merger which increased average loans and leases by $105.3 million and contributed approximately $1.4 million in interest and fee income on loans and leases for the fourth quarter of 2017.

Average available for sale investment securities increased by $108.1 million for the three months ended December 31, 2017 as compared to the same period in 2016, and experienced a 30 basis point tax-equivalent yield increase. The increase in volume and yield on available for sale investment securities resulted in an $848 thousand increase in tax-equivalent interest income on available for sale investment securities for the fourth quarter of 2017 as compared to the same period in 2016.

Partially offsetting the effect on interest income associated with the increase in average loans and leases and available for sale investment securities was a $959 thousand increase in interest expense on deposits for the fourth quarter of 2017 as compared to the same period in 2016. Average interest-bearing deposits increased by $221.9 million and were accompanied by a 14 basis point increase in rate paid between the fourth quarters of 2017 and 2016.

In addition to the increased interest expense on deposits, a $586 thousand increase in interest expense on borrowings between the periods was attributed a $94.5 million increase in average borrowings coupled with a 19 basis point increase in rate paid on borrowings for the three months ended December 31, 2017 as compared to the same period in 2016.

Average subordinated notes for the three months ended December 31, 2017 increased $14.3 million as compared to the same period in 2016 with the rate paid decreasing by 30 basis points to 4.69% for the three months ended December 31, 2017. In addition to the $70 million of 4.25% fixed-to-floating subordinated notes issued on December 13, 2017, the Corporation also acquired $21.4 million of floating-rate junior subordinated debentures currently at a 4.61% in connection with the Merger. The volume increase in both borrowing types and rate decrease in the subordinated notes in the fourth quarter of 2017 resulted in a $194 thousand increase in interest expense on subordinated notes and junior subordinated debentures for the three months ended December 31, 2017 as compared to the same period in 2016.

●

The tax-equivalent net interest margin was 3.62% for the three months ended December 31, 2017 as compared to 3.65% for the same period in 2016. Adjusting for the impact of the accretion of purchase accounting, the adjusted tax-equivalent net interest margin was 3.58% and 3.54% for three months ended December 31, 2017 and 2016, respectively.

●

Noninterest income for the three months ended December 31, 2017 increased by $2.3 million, to $15.5 million, from the same period in 2016. An increase of $647 thousand in fees for wealth management services resulted as wealth assets under management, administration, supervision and brokerage increased $1.64 billion from December 31, 2016 to December 31, 2017. Insurance revenue increased $795 thousand for the fourth quarter of 2017 as compared to the same period in 2016, largely due to the May 2017 acquisition of Hirshorn Boothby. In addition, revenue from our Capital Markets initiative, which was launched in the second quarter of 2017, contributed $600 thousand to noninterest income.

●

Noninterest expense for the three months ended December 31, 2017 increased $6.0 million, to $31.1 million, from the same period in 2016. The increase was largely related to a $3.5 million increase in due diligence and merger-related expenses and a $1.8 million increase in salary and wages due to staffing increases from our Capital Markets initiative, the Hirshorn Boothby acquisition and the Princeton wealth management office, annual salary and wage increases and increases in incentive compensation.

●

For the three months ended December 31, 2017, the Provision was $1.1 million, which was unchanged from the same period in 2016. Net charge-offs for the fourth quarter of 2017 were $556 thousand as compared to $1.3 million for the same period in 2016.

Financial Condition – December 31, 2017 Compared to December 31, 2016

●

Total portfolio loans and leases of $3.29 billion as of December 31, 2017 increased by $750.4 million from December 31, 2016. Largely contributing to this increase were the $570.4 million of loans and leases acquired in the Merger. Excluding the loans and leases acquired in the Merger, the $180.0 million increase in portfolio loans and leases represents a 7.1% increase for the twelve months ended December 31, 2017.

●

The Allowance as of December 31, 2017 was $17.5 million, or 0.53% of portfolio loans as compared to $17.5 million, or 0.69% of portfolio loans and leases as of December 31, 2016. In addition to the ratio of Allowance to portfolio loans and leases, management also calculates two non-GAAP measures: the Allowance as a percentage of originated loans and leases, which was 0.70% as of December 31, 2017, as compared to 0.78% as of December 31, 2016, and the Allowance plus the remaining loan mark as a percentage of gross loans, which was 1.48% as of December 31, 2017, as compared to 1.17% as of December 31, 2016. A reconciliation of these and other non-GAAP to GAAP performance measures is included in the appendix to this earnings release. The decrease in the ratio of Allowance to portfolio loans and leases was primarily related to the addition of $570.4 million of loans and leases acquired in the Merger.

●

Available for sale investment securities as of December 31, 2017 totaled $689.2 million, an increase of $122.2 million from December 31, 2016. The increase in available for sale investment securities was related to purchases of investment securities during 2017 in anticipation of the Merger. The majority of the available for sale investment securities acquired in the Merger were sold immediately after the closing of the transaction; no gain or loss was recognized on the sales.

●

Total assets as of December 31, 2017 were $4.45 billion, an increase of $1.03 billion from December 31, 2016. The Merger added $859.4 million to total assets. Organic increases in portfolio loans and leases accounted for much of the balance of the increase.

●

Wealth assets under management, administration, supervision and brokerage totaled $12.97 billion as of December 31, 2017, an increase of $1.64 billion from December 31, 2016. The increase in wealth assets was comprised of a $582 million increase in account balances whose fees are based on market value, and a $1.06 billion increase in fixed rate flat-fee account types.

●	Deposits of $3.37 billion as of December 31, 2017 increased $794.1 million from December 31, 2016. The Merger accounted for the addition of $593.2 million of the increase.

●

Borrowings of $496.8 million as of December 31, 2017 increased $73.4 million from December 31, 2016. The increase was comprised of a $33.7 million increase in short-term borrowings, a $68.9 million increase subordinated notes, and a $21.4 million increase in junior subordinated debentures, which were assumed in the Merger. Partially offsetting these increases was a $50.6 million decrease in long-term FHLB advances.

●

The capital ratios for the Bank and the Corporation, as of December 31, 2017, as shown in the attached tables, indicate levels above the regulatory minimum to be considered “well capitalized.” In addition to the capital issued in the Merger, during the fourth quarter of 2017, regulatory capital increases at the Corporation included the issuance of $70.0 million of subordinated notes, which qualify as Tier 2 capital and the acquisition of $21.4 million of junior subordinated debentures, which are carried in Tier 1 capital. On the Bank level, the Corporation down-streamed $15.0 million of capital to the Bank, increasing its Tier 1 capital balance.

Organic Loan and Lease Growth - September 30, 2017 to December 31, 2017

Total portfolio loans and leases as of December 31, 2017 were $3.29 billion, as compared to $2.68 billion as of September 30, 2017, an increase of $608.5 million. Loans and leases acquired in the Merger totaled $570.4 million, resulting in net organic loan growth of $38.1 million, or 5.7% annualized, for the fourth quarter of 2017. This growth was muted relative to the annual organic growth rate of approximately 7% as the Corporation elected to reduce its exposure to construction loans in anticipation of the Royal Bank merger. Also contributing to the lower growth rate was a decrease in residential loan balances as the Corporation was impacted by the general decrease in mortgage lending activity.

Future Effect of Purchase Accounting Adjustments Recorded in the Merger

Amounts presented in the table below reflect estimated fair value adjustments to interest-earning assets and interest-bearing liabilities acquired in the Merger. A portion of these fair value adjustments will be accreted or amortized as adjustments to net interest income over future periods. The accretable portion of the fair value adjustment to loans and leases will be accreted on a level-yield basis as the loans and leases pay down. The amortization of the fair value adjustments on FHLB advances and junior subordinated debentures will be recognized over 3.7 years and 16.9 years, respectively. The accretion of the fair value adjustments on time deposits will be recognized over a weighted average life of approximately 1.3 years.

(dollars in thousands)	Acquired Balance	(Accretable)/ Amortizable Fair Value Adjustment	Nonaccretable Fair Value Adjustment	Recorded Fair Value
Interest-earning assets:
Loans and leases	$597,435	$(15,990)	$(11,072)	$570,373
Interest-bearing liabilities:
Time deposits	$197,841	$(2,535)	$—	$200,376
FHLB advances and other borrowings	$75,000	$432	$—	$74,568
Junior subordinated debentures	$25,774	$4,358	$—	$21,416

FORWARD LOOKING STATEMENTS AND SAFE HARBOR

This press release contains statements which, to the extent that they are not recitations of historical fact may constitute forward-looking statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Such forward-looking statements may include financial and other projections as well as statements regarding the Corporation’s future plans, objectives, performance, revenues, growth, profits, operating expenses or the Corporation’s underlying assumptions. The words “may,” “would,” “should,” “could,” “will,” “likely,” “possibly,” “expect,” “anticipate,” “intend,” “indicate,” “estimate,” “target,” “potentially,” “promising,” “probably,” “outlook,” “predict,” “contemplate,” “continue,” “plan,” “forecast,” “project,” “are optimistic,” “are looking,” “are looking forward” and “believe” or other similar words and phrases may identify forward-looking statements. Persons reading this press release are cautioned that such statements are only predictions, and that the Corporation’s actual future results or performance may be materially different.

Such forward-looking statements involve known and unknown risks and uncertainties. A number of factors, many of which are beyond the Corporation's control, could cause our actual results, events or developments, or industry results, to be materially different from any future results, events or developments expressed, implied or anticipated by such forward-looking statements, and so our business and financial condition and results of operations could be materially and adversely affected. Such factors include, among others, our inability to successfully integrate acquired businesses, the possibility that integration may take longer than anticipated or be more costly to complete and that the anticipated benefits, including any anticipated cost savings or strategic gains may be significantly harder to achieve or take longer than anticipated or may not be achieved, our need for capital, our ability to control operating costs and expenses, and to manage loan and lease delinquency rates; the credit risks of lending activities and overall quality of the composition of our loan, lease and securities portfolio; the impact of economic conditions, consumer and business spending habits, and real estate market conditions on our business and in our market area; changes in the levels of general interest rates, deposit interest rates, or net interest margin and funding sources; changes in banking regulations and policies and the possibility that any banking agency approvals we might require for certain activities will not be obtained in a timely manner or at all or will be conditioned in a manner that would impair our ability to implement our business plans; changes in accounting policies and practices; the inability of key third-party providers to perform their obligations to us; our ability to attract and retain key personnel; competition in our marketplace; war or terrorist activities; material differences in the actual financial results, cost savings and revenue enhancements associated with our acquisitions; and other factors as described in our securities filings. All forward-looking statements and information set forth herein are based on management’s current beliefs and assumptions as of the date hereof and speak only as of the date they are made. The Corporation does not undertake to update forward-looking statements.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, as updated by our quarterly or other reports subsequently filed with the SEC.

# # # #

Bryn Mawr Bank Corporation
Summary Financial Information (unaudited)
(dollars in thousands, except per share data)

	As of or For the Three Months Ended					For the Twelve Months Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Consolidated Balance Sheet (selected items)
Interest-bearing deposits with banks	$48,367	$36,870	$30,806	$69,978	$34,206
Investment securities	701,744	482,399	452,869	400,360	573,763
Loans held for sale	3,794	6,327	8,590	3,015	9,621
Portfolio loans and leases	3,285,857	2,677,345	2,666,651	2,555,589	2,535,425
Allowance for loan and lease losses ("ALLL")	(17,525)	(17,004)	(16,399)	(17,107)	(17,486)
Goodwill and other intangible assets	205,855	128,534	129,211	124,629	125,170
Total assets	4,449,720	3,476,821	3,438,219	3,292,617	3,421,530
Deposits - interest-bearing	2,448,954	1,923,567	1,863,288	1,865,009	1,843,495
Deposits - non-interest-bearing	924,844	760,614	818,475	771,556	736,180
Short-term borrowings	237,865	180,874	130,295	23,613	204,151
Long-term FHLB advances and other borrowings	139,140	134,651	164,681	174,711	189,742
Subordinated notes	98,416	29,573	29,559	29,546	29,532
Total liabilities	3,921,601	3,074,929	3,043,242	2,904,522	3,040,403
Total shareholders' equity	528,119	401,892	394,977	388,095	381,127

Average Balance Sheet (selected items)
Interest-bearing deposits with banks	$43,962	$26,628	$26,266	$39,669	$55,298	$34,122	$43,214
Investment securities	499,968	462,700	429,400	393,306	386,658	446,681	373,134
Loans held for sale	3,966	3,728	3,855	4,238	11,591	3,945	9,466
Portfolio loans and leases	2,801,289	2,676,589	2,611,755	2,551,439	2,506,376	2,660,999	2,419,950
Total interest-earning assets	3,349,185	3,169,645	3,071,276	2,988,652	2,959,923	3,145,747	2,845,764
Goodwill and intangible assets	142,652	128,917	126,537	124,884	125,614	130,791	126,950
Total assets	3,640,667	3,441,906	3,333,307	3,244,060	3,215,868	3,416,146	3,105,650
Deposits - interest-bearing	2,031,170	1,871,494	1,853,660	1,852,194	1,809,276	1,902,536	1,722,724
Short-term borrowings	180,650	182,845	98,869	47,603	40,629	128,008	37,041
Long-term FHLB advances	134,605	155,918	171,567	182,507	198,454	161,004	225,815
Subordinated notes	43,844	29,564	29,550	29,537	29,523	33,153	29,503
Jr. subordinated debentures	3,957					997
Total interest-bearing liabilities	2,394,226	2,239,821	2,153,646	2,111,841	2,077,882	2,225,698	2,015,083
Total liabilities	3,213,349	3,044,549	2,943,591	2,861,846	2,837,825	3,016,876	2,736,121
Total shareholders' equity	427,318	397,357	389,716	382,214	378,043	399,270	369,529

Income Statement
Net interest income	$30,321	$29,438	$27,965	$27,403	$26,990	$115,127	$106,236
Provision for loan and lease losses	1,077	1,333	(83)	291	1,059	2,618	4,326
Noninterest income	15,536	15,584	14,785	13,227	13,248	59,132	54,039
Noninterest expense	31,056	28,184	28,495	26,660	25,087	114,395	101,745
Income tax expense	19,924	4,766	4,905	4,635	4,684	34,230	18,168
Net income	(6,200)	10,739	9,433	9,044	9,408	23,016	36,036
Basic earnings per share	(0.35)	0.63	0.56	0.53	0.56	1.34	2.14
Diluted earnings per share	(0.35)	0.62	0.55	0.53	0.55	1.32	2.12
Net income (core) (1)	11,255	11,245	10,236	9,375	9,402	42,111	36,086
Basic earnings per share (core) (1)	0.64	0.66	0.60	0.55	0.56	2.46	2.14
Diluted earnings per share (core) (1)	0.63	0.65	0.59	0.55	0.55	2.42	2.12
Cash dividends paid per share	0.22	0.22	0.21	0.21	0.21	0.86	0.82
Profitability Indicators
Return on average assets	-0.68%	1.24%	1.14%	1.13%	1.16%	0.67%	1.16%
Return on average equity	-5.75%	10.72%	9.71%	9.60%	9.90%	5.76%	9.75%
Return on tangible equity(1)	-8.03%	16.52%	15.06%	14.96%	15.68%	9.23%	15.79%
Return on average assets (core)(1)	1.23%	1.31%	1.23%	1.17%	1.16%	1.23%	1.16%
Tax-equivalent net interest margin	3.62%	3.71%	3.68%	3.74%	3.65%	3.69%	3.76%
Efficiency ratio(1)	58.64%	59.30%	62.16%	62.66%	60.30%	60.61%	61.27%
Share Data
Closing share price	$44.20	$43.80	$42.50	$39.50	$42.15
Book value per common share	$26.19	$23.57	$23.25	$22.87	$22.50
Tangible book value per common share	$15.98	$16.03	$15.64	$15.53	$15.11
Price / book value	168.74%	185.82%	182.81%	172.71%	187.34%
Price / tangible book value	276.53%	273.19%	271.69%	254.41%	278.96%
Weighted average diluted shares outstanding	17,632,701	17,253,982	17,232,767	17,182,689	17,164,675	17,381,232	17,028,122
Shares outstanding, end of period	20,161,795	17,050,151	16,989,849	16,969,451	16,939,715
Wealth Management Information:
Wealth assets under mgmt, administration, supervision and brokerage (2)	$12,968,738	$12,431,370	$12,050,555	$11,725,460	$11,328,457
Fees for wealth management services	$9,974	$9,651	$9,807	$9,303	$9,327
Capital Ratios
Bryn Mawr Trust Company
Tier I capital to risk weighted assets ("RWA")	11.10%	10.78%	10.29%	10.58%	10.50%
Total (Tier II) capital to RWA	11.64%	11.42%	10.90%	11.25%	11.19%
Tier I leverage ratio	9.02%	8.79%	8.76%	8.83%	8.73%
Tangible equity ratio (1)	8.67%	8.46%	8.24%	8.46%	7.85%
Common equity Tier I capital to RWA	11.10%	10.78%	10.29%	10.58%	10.50%

Bryn Mawr Bank Corporation
Tier I capital to RWA	10.36%	10.50%	10.10%	10.50%	10.51%
Total (Tier II) capital to RWA	13.85%	12.23%	11.79%	12.30%	12.35%
Tier I leverage ratio	8.49%	8.53%	8.63%	8.77%	8.73%
Tangible equity ratio (1)	7.61%	8.16%	8.03%	8.32%	7.76%
Common equity Tier I capital to RWA	9.80%	10.50%	10.10%	10.50%	10.51%

Asset Quality Indicators

Net loan and lease charge-offs ("NCO"s)	$556	$728	$625	$670	$1,317	$2,579	$2,697
Nonperforming loans and leases ("NPL"s)	$8,579	$4,472	$7,237	$7,329	$8,363
Other real estate owned ("OREO")	1,554	865	1,122	978	1,017
Total nonperforming assets ("NPA"s)	$10,133	$5,337	$8,359	$8,307	$9,380

Nonperforming loans and leases 30 or more days past due	$6,983	$2,337	$4,076	$5,097	$6,072
Performing loans and leases 30 to 89 days past due	7,958	4,558	6,258	6,077	3,062
Performing loans and leases 90 or more days past due	-	-	-	-	-
Total delinquent loans and leases	$14,941	$6,895	$10,334	$11,174	$9,134

Delinquent loans and leases to total loans and leases	0.45%	0.26%	0.39%	0.44%	0.36%
Delinquent performing loans and leases to total loans and leases	0.24%	0.17%	0.23%	0.24%	0.12%
NCOs / average loans and leases (annualized)	0.08%	0.11%	0.10%	0.11%	0.21%	0.10%	0.11%
NPLs / total portfolio loans and leases	0.26%	0.17%	0.27%	0.29%	0.33%
NPAs / total loans and leases and OREO	0.31%	0.20%	0.31%	0.32%	0.37%
NPAs / total assets	0.23%	0.15%	0.24%	0.25%	0.27%
ALLL / NPLs	204.28%	380.23%	226.60%	233.42%	209.09%
ALLL / portfolio loans	0.53%	0.64%	0.61%	0.67%	0.69%
ALLL on originated loans and leases / Originated loans and leases (1)	0.70%	0.70%	0.68%	0.75%	0.78%
(Total Allowance + Loan mark) / Total Gross portfolio loans and leases (1)	1.48%	1.01%	1.03%	1.12%	1.17%

Troubled debt restructurings ("TDR"s) included in NPLs	$3,289	$2,033	$2,470	$2,681	$2,632
TDRs in compliance with modified terms	5,800	6,597	6,148	6,492	6,395
Total TDRs	$9,089	$8,630	$8,618	$9,173	$9,027

(1) Non-GAAP measure - see Appendix for Non-GAAP to GAAP reconciliation.
(2) Brokerage assets represent assets held at a registered broker dealer under a clearing agreement.

Bryn Mawr Bank Corporation
Detailed Balance Sheets (unaudited)
(dollars in thousands)

	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Assets
Cash and due from banks	$11,657	$8,682	$19,352	$17,457	$16,559
Interest-bearing deposits with banks	48,367	36,870	30,806	69,978	34,206
Cash and cash equivalents	60,024	45,552	50,158	87,435	50,765
Investment securities, available for sale	689,202	471,721	443,687	391,028	566,996
Investment securities, held to maturity	7,932	6,255	5,161	5,194	2,879
Investment securities, trading	4,610	4,423	4,021	4,138	3,888
Loans held for sale	3,794	6,327	8,590	3,015	9,621
Portfolio loans and leases, originated	2,487,295	2,433,054	2,409,964	2,286,814	2,240,987
Portfolio loans and leases, acquired	798,562	244,291	256,687	268,775	294,438
Total portfolio loans and leases	3,285,857	2,677,345	2,666,651	2,555,589	2,535,425
Less: Allowance for losses on originated loan and leases	(17,475)	(16,957)	(16,374)	(17,069)	(17,458)
Less: Allowance for losses on acquired loan and leases	(50)	(47)	(25)	(38)	(28)
Total allowance for loan and lease losses	(17,525)	(17,004)	(16,399)	(17,107)	(17,486)
Net portfolio loans and leases	3,268,332	2,660,341	2,650,252	2,538,482	2,517,939
Premises and equipment	54,458	44,544	44,446	40,515	41,778
Accrued interest receivable	14,246	9,287	8,717	8,392	8,533
Mortgage servicing rights	5,861	5,732	5,683	5,686	5,582
Bank owned life insurance	56,667	39,881	39,680	39,479	39,279
Federal Home Loan Bank ("FHLB") stock	20,083	16,248	15,168	8,505	17,305
Goodwill	179,889	107,127	107,127	104,765	104,765
Intangible assets	25,966	21,407	22,084	19,864	20,405
Other investments	12,470	8,941	8,682	8,716	8,627
Other assets	46,186	29,035	24,763	27,403	23,168
Total assets	$4,449,720	$3,476,821	$3,438,219	$3,292,617	$3,421,530

Liabilities
Deposits
Noninterest-bearing	$924,844	$760,614	$818,475	$771,556	$736,180
Interest-bearing	2,448,954	1,923,567	1,863,288	1,865,009	1,843,495
Total deposits	3,373,798	2,684,181	2,681,763	2,636,565	2,579,675
Short-term borrowings	237,865	180,874	130,295	23,613	204,151
Long-term FHLB advances	139,140	134,651	164,681	174,711	189,742
Subordinated notes	98,416	29,573	29,559	29,546	29,532
Jr. subordinated debentures	21,416	-	-	-	-
Accrued interest payable	3,527	2,267	2,830	2,722	2,734
Other liabilities	47,439	43,383	34,114	37,365	34,569
Total liabilities	3,921,601	3,074,929	3,043,242	2,904,522	3,040,403

Shareholders' equity
Common stock	24,360	21,248	21,162	21,141	21,111
Paid-in capital in excess of par value	371,486	235,412	234,654	233,910	232,806
Less: common stock held in treasury, at cost	(68,179)	(68,134)	(67,091)	(66,969)	(66,950)
Accumulated other comprehensive (loss) income, net of tax	(4,414)	(1,400)	(1,564)	(1,990)	(2,409)
Retained earnings	205,549	214,766	207,816	202,003	196,569
Total Bryn Mawr Bank Corporation shareholders' equity	528,802	401,892	394,977	388,095	381,127
Noncontrolling interest	(683)	-	-	-	-
Total shareholders' equity	528,119	401,892	394,977	388,095	381,127
Total liabilities and shareholders' equity	$4,449,720	$3,476,821	$3,438,219	$3,292,617	$3,421,530

Bryn Mawr Bank Corporation
Supplemental Balance Sheet Information (unaudited)
(dollars in thousands)

	Portfolio Loans and Leases as of
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Commercial mortgages	$1,523,376	$1,224,571	$1,197,936	$1,137,870	$1,110,897
Home equity loans and lines	218,275	206,974	208,480	203,962	208,000
Residential mortgages	458,886	422,524	416,488	418,264	413,540
Construction	212,454	133,505	156,581	145,699	141,964
Total real estate loans	2,412,991	1,987,574	1,979,485	1,905,795	1,874,401
Commercial & Industrial	719,312	597,595	599,203	567,917	579,791
Consumer	38,153	31,306	28,485	23,932	25,341
Leases	115,401	60,870	59,478	57,945	55,892
Total non-real estate loans and leases	872,866	689,771	687,166	649,794	661,024
Total portfolio loans and leases	$3,285,857	$2,677,345	$2,666,651	$2,555,589	$2,535,425

	Nonperforming Loans and Leases as of
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Commercial mortgages	$872	$193	$818	$315	$320
Home equity loans and lines	1,481	613	1,535	1,828	2,289
Residential mortgages	4,417	1,589	2,589	2,640	2,658
Construction	-	-	-	-	-
Total nonperforming real estate loans	6,770	2,395	4,942	4,783	5,267
Commercial & Industrial	1,706	1,977	2,112	2,471	2,957
Consumer	-	-	10	-	2
Leases	103	100	173	75	137
Total nonperforming non-real estate loans and leases	1,809	2,077	2,295	2,546	3,096
Total nonperforming portfolio loans and leases	$8,579	$4,472	$7,237	$7,329	$8,363

	Net Loan and Lease Charge-Offs (Recoveries) for the Three Months Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Commercial mortgage	$51	$(3)	$(3)	$(3)	$(51)
Home equity loans and lines	(5)	69	169	438	69
Residential	88	3	43	27	28
Construction	(1)	(1)	(1)	(1)	(1)
Total net charge-offs of real estate loans	133	68	208	461	45
Commercial & Industrial	125	298	185	59	1,128
Consumer	55	36	16	39	42
Leases	243	326	216	111	102
Total net charge-offs of non-real estate loans and leases	423	660	417	209	1,272
Total net charge-offs	$556	$728	$625	$670	$1,317

Bryn Mawr Bank Corporation
Supplemental Balance Sheet Information (unaudited)
(dollars in thousands)

	Investment Securities Available for Sale, at Fair Value
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
U.S. Treasury securities	$200,088	$100	$100	$100	$200,097
Obligations of the U.S. Government and agencies	151,044	142,711	126,468	100,476	82,198
State & political subdivisions - tax-free	21,138	23,556	26,958	30,416	33,005
State & political subdivisions - taxable	172	524	524	524	525
Mortgage-backed securities	274,990	260,680	230,617	197,420	185,951
Collateralized mortgage obligations	36,662	39,595	42,549	45,476	48,694
Other debt securities	1,599	1,100	1,099	1,299	1,299
Bond mutual funds	-	-	11,956	11,920	11,895
Other investments	3,509	3,455	3,416	3,397	3,332
Total investment securities available for sale, at fair value	$689,202	$471,721	$443,687	$391,028	$566,996

	Unrealized Gain (Loss) on Investment Securities Available for Sale
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
U.S. Treasury securities	$11	$-	$-	$-	$3
Obligations of the U.S. Government and agencies	(1,984)	(920)	(699)	(803)	(913)
State & political subdivisions - tax-free	(42)	23	11	(10)	(96)
State & political subdivisions - taxable	-	1	1	1	2
Mortgage-backed securities	(968)	869	480	196	(47)
Collateralized mortgage obligations	(934)	(640)	(662)	(777)	(794)
Other debt securities	(1)	-	(1)	(1)	(1)
Bond mutual funds	-	-	-	(36)	(61)
Other investments	296	230	203	132	13
Total unrealized (losses) gains on investment securities available for sale	$(3,622)	$(437)	$(667)	$(1,298)	$(1,894)

	Deposits
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Interest-bearing deposits:
Interest-bearing checking	$481,336	$395,383	$381,345	$395,131	$379,424
Money market	862,639	720,613	729,859	757,071	761,657
Savings	338,572	264,273	254,903	255,791	232,193
Wholesale non-maturity deposits	62,276	48,620	54,675	69,471	74,272
Wholesale time deposits	171,929	178,610	120,524	68,164	73,037
Retail time deposits	532,202	316,068	321,982	319,381	322,912
Total interest-bearing deposits	2,448,954	1,923,567	1,863,288	1,865,009	1,843,495
Noninterest-bearing deposits	924,844	760,614	818,475	771,556	736,180
Total deposits	$3,373,798	$2,684,181	$2,681,763	$2,636,565	$2,579,675

Bryn Mawr Bank Corporation
Detailed Income Statements (unaudited)
(dollars in thousands, except per share data)

	For the Three Months Ended					For the Twelve Months Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Interest income:
Interest and fees on loans and leases	$32,245	$30,892	$29,143	$28,482	$28,230	$120,762	$110,536
Interest on cash and cash equivalents	37	36	35	66	53	174	168
Interest on investment securities	2,516	2,270	2,059	1,778	1,639	8,623	6,287
Total interest income	34,798	33,198	31,237	30,326	29,922	129,559	116,991
Interest expense:
Interest on deposits	2,739	2,198	1,983	1,828	1,780	8,748	5,833
Interest on short-term borrowings	579	547	237	27	22	1,390	93
Interest on FHLB advances and other borrowings	595	645	682	698	760	2,620	3,353
Interest on jr. subordinated debentures	46	-	-	-	-	46	-
Interest on subordinated notes	518	370	370	370	370	1,628	1,476
Total interest expense	4,477	3,760	3,272	2,923	2,932	14,432	10,755
Net interest income	30,321	29,438	27,965	27,403	26,990	115,127	106,236
Provision for loan and lease losses (the "Provision")	1,077	1,333	(83)	291	1,059	2,618	4,326
Net interest income after Provision	29,244	28,105	28,048	27,112	25,931	112,509	101,910
Noninterest income:
Fees for wealth management services	9,974	9,651	9,807	9,303	9,327	38,735	36,690
Insurance revenue	1,510	1,373	943	763	715	4,589	3,722
Capital markets revenue	600	843	953	-	-	2,396	-
Service charges on deposits	655	676	630	647	688	2,608	2,791
Loan servicing and other fees	536	548	519	503	411	2,106	1,939
Net gain on sale of loans	493	799	520	629	607	2,441	3,048
Net gain (loss) on sale of investment securities available for sale	28	72	-	1	9	101	(77)
Net (loss) gain on sale of other real estate owned	(92)	-	(12)	-	-	(104)	(76)
Dividends on FHLB and FRB stocks	290	217	218	214	309	939	1,063
Other operating income	1,542	1,405	1,207	1,167	1,182	5,321	4,868
Total noninterest income	15,536	15,584	14,785	13,227	13,248	59,132	53,968
Noninterest expense:
Salaries and wages	13,619	13,602	13,580	12,450	11,855	53,251	47,411
Employee benefits	2,787	2,631	2,475	2,559	2,207	10,452	9,548
Occupancy and bank premises	2,648	2,485	2,247	2,526	2,407	9,906	9,611
Furniture, fixtures and equipment	1,816	1,726	1,869	1,974	1,869	7,385	7,520
Advertising	386	277	405	386	391	1,454	1,381
Amortization of intangible assets	677	677	687	693	830	2,734	3,498
Impairment (recovery) of mortgage servicing rights ("MSRs")	(94)	3	43	3	(580)	(45)	131
Due diligence, merger-related and merger integration expenses	3,507	850	1,236	511	-	6,104	-
Professional fees	769	739	1,049	711	963	3,268	3,659
Pennsylvania bank shares tax	16	317	297	664	(204)	1,294	1,749
Information technology	1,006	880	821	874	857	3,581	3,661
Other operating expenses	3,919	3,997	3,786	3,309	4,492	15,011	13,505
Total noninterest expense	31,056	28,184	28,495	26,660	25,087	114,395	101,674
Income before income taxes	13,724	15,505	14,338	13,679	14,092	57,246	54,204
Income tax expense	19,924	4,766	4,905	4,635	4,684	34,230	18,168
Net income	$(6,200)	$10,739	$9,433	$9,044	$9,408	$23,016	$36,036
Per share data:
Weighted average shares outstanding	17,632,701	17,023,046	16,984,563	16,954,132	16,916,705	17,150,126	16,859,623
Dilutive common shares	-	230,936	248,204	228,557	247,970	231,106	168,499
Weighted average diluted shares	17,632,701	17,253,982	17,232,767	17,182,689	17,164,675	17,381,232	17,028,122
Basic earnings (loss) per common share	$(0.35)	$0.63	$0.56	$0.53	$0.56	$1.34	$2.14
Diluted earnings (loss) per common share	$(0.35)	$0.62	$0.55	$0.53	$0.55	$1.32	$2.12
Dividend declared per share	$0.22	$0.22	$0.21	$0.21	$0.21	$0.88	$0.82
Effective tax rate	145.18%	30.74%	34.21%	33.88%	33.24%	59.79%	33.52%

Bryn Mawr Bank Corporation
Tax-Equivalent Net Interest Margin (unaudited)
(dollars in thousands, except per share data)

	For The Three Months Ended															For The Twelve Months Ended
	December 31, 2017			September 30, 2017			June 30, 2017			March 31, 2017			December 31, 2016			December 31, 2017			December 31, 2016
(dollars in thousands)	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid	Average Balance	Interest Income/ Expense	Average Rates Earned/ Paid

Assets:
Interest-bearing deposits with other banks	$43,962	$37	0.33%	$26,628	$36	0.54%	$26,266	$35	0.53%	$39,669	$66	0.67%	$55,298	$53	0.38%	$34,122	$174	0.51%	$43,214	$168	0.39%
Investment securities - available for sale:
Taxable	465,393	2,394	2.04%	427,106	2,160	2.01%	391,112	1,940	1.99%	354,229	1,653	1.89%	344,931	1,498	1.73%	409,813	8,229	2.01%	329,161	5,784	1.76%
Tax-exempt	22,640	127	2.23%	25,268	134	2.10%	28,970	150	2.08%	31,485	164	2.11%	34,985	175	1.99%	27,062	575	2.12%	38,173	742	1.94%
Total investment securities - available for sale	488,033	2,521	2.05%	452,374	2,294	2.01%	420,082	2,090	2.00%	385,714	1,817	1.91%	379,916	1,673	1.75%	436,875	8,804	2.02%	367,334	6,526	1.78%

Investment securities - held to maturity	7,510	11	0.58%	6,044	11	0.72%	5,181	5	0.39%	3,702	7	0.77%	2,889	7	0.96%	5,621	4	0.07%	2,060	4	0.19%
Investment securities - trading	4,425	25	2.24%	4,282	8	0.74%	4,137	13	1.26%	3,890	8	0.83%	3,853	16	1.65%	4,185	2	0.05%	3,740	2	0.05%

Loans and leases *	2,805,255	32,403	4.58%	2,680,317	31,058	4.60%	2,615,610	29,309	4.49%	2,555,677	28,622	4.54%	2,517,967	28,354	4.48%	2,664,944	121,391	4.56%	2,429,416	110,925	4.57%

Total interest-earning assets	3,349,185	34,997	4.15%	3,169,645	33,407	4.18%	3,071,276	31,452	4.11%	2,988,652	30,520	4.14%	2,959,923	30,103	4.05%	3,145,747	130,375	4.14%	2,845,764	117,625	4.13%

Cash and due from banks	6,855			15,709			15,727			14,942			16,127			13,293			16,317
Less: allowance for loan and lease losses	(17,046)			(16,564)			(17,549)			(17,580)			(17,858)			(17,181)			(17,159)
Other assets	301,673			273,116			263,853			258,046			257,676			274,287			260,728

Total assets	$3,640,667			$3,441,906			$3,333,307			$3,244,060			$3,215,868			$3,416,146			$3,105,650

Liabilities:

Interest-bearing deposits:
Savings, NOW and market rate deposits	$1,410,461	$897	0.25%	$1,359,293	$823	0.24%	$1,375,949	$813	0.24%	$1,388,561	$756	0.22%	$1,328,577	$686	0.21%	$1,383,560	$3,289	0.24%	$1,292,228	$2,485	0.19%
Wholesale deposits	262,643	822	1.24%	190,849	548	1.14%	154,424	378	0.98%	143,461	317	0.90%	156,541	319	0.81%	188,179	2,065	1.10%	163,724	1,240	0.76%
Retail time deposits	358,066	1,020	1.13%	321,352	827	1.02%	323,287	792	0.98%	320,172	755	0.96%	324,158	775	0.95%	330,797	3,394	1.03%	266,772	2,108	0.79%
Total interest-bearing deposits	2,031,170	2,739	0.53%	1,871,494	2,198	0.47%	1,853,660	1,983	0.43%	1,852,194	1,828	0.40%	1,809,276	1,780	0.39%	1,902,536	8,748	0.46%	1,722,724	5,833	0.34%

Borrowings:
Short-term borrowings	180,650	579	1.27%	182,845	547	1.19%	98,869	237	0.96%	47,603	27	0.23%	40,629	22	0.22%	128,008	1,390	1.09%	37,041	93	0.25%
Long-term FHLB advances	134,605	595	1.75%	155,918	645	1.64%	171,567	682	1.59%	182,507	698	1.55%	198,454	760	1.52%	161,004	2,620	1.63%	225,815	3,353	1.48%
Jr. subordinated debt	3,957	46	4.61%	-	-		-	-		-	-		-	-		997	46	4.61%
Subordinated notes	43,844	518	4.69%	29,564	370	4.97%	29,550	370	5.02%	29,537	370	5.08%	29,523	370	4.99%	33,153	1,628	4.91%	29,503	1,476	5.00%
Total borrowings	363,056	1,738	1.90%	368,327	1,562	1.68%	299,986	1,289	1.72%	259,647	1,095	1.71%	268,606	1,152	1.71%	323,162	5,684	1.76%	292,359	4,922	1.68%

Total interest-bearing liabilities	2,394,226	4,477	0.74%	2,239,821	3,760	0.67%	2,153,646	3,272	0.61%	2,111,841	2,923	0.56%	2,077,882	2,932	0.56%	2,225,698	14,432	0.65%	2,015,083	10,755	0.53%

Noninterest-bearing deposits	771,519			764,562			755,597			711,794			724,465			751,069			687,134
Other liabilities	47,604			40,166			34,348			38,211			35,478			40,109			33,904
Total noninterest-bearing liabilities	819,123			804,728			789,945			750,005			759,943			791,178			721,038

Total liabilities	3,213,349			3,044,549			2,943,591			2,861,846			2,837,825			3,016,876			2,736,121

Shareholders' equity	427,318			397,357			389,716			382,214			378,043			399,270			369,529

Total liabilities and shareholders' equity	$3,640,667			$3,441,906			$3,333,307			$3,244,060			$3,215,868			$3,416,146			$3,105,650

Net interest spread			3.41%			3.51%			3.50%			3.58%			3.49%			3.49%			3.60%
Effect of noninterest-bearing sources			0.21%			0.20%			0.18%			0.16%			0.16%			0.20%			0.16%

Tax-equivalent net interest margin		$30,520	3.62%		$29,647	3.71%		$28,180	3.68%		$27,597	3.74%		$27,171	3.65%		$115,943	3.69%		$106,870	3.76%

Tax-equivalent adjustment		$199	0.02%		$209	0.03%		$215	0.03%		$194	0.02%		$181	0.02%		$816	0.03%		$634	0.02%

Supplemental Information Regarding Accretion of Fair Value Marks
		Interest Income (Expense) Effect	Effect on Yield or Rate		Interest Income (Expense) Effect	Effect on Yield or Rate		Interest Income (Expense) Effect	Effect on Yield or Rate		Interest Income (Expense) Effect	Effect on Yield or Rate		Interest Income (Expense) Effect	Effect on Yield or Rate		Interest Income (Expense) Effect	Effect on Yield or Rate		Interest Income (Expense) Effect	Effect on Yield or Rate
Loans and leases		$276	0.04%		$708	0.10%		$402	0.06%		$726	0.12%		$742	0.12%		$2,112	0.08%		$3,349	0.14%
Retail time deposits		(13)	-0.01%		(15)	-0.02%		(18)	-0.02%		(19)	-0.02%		(19)	-0.02%		(65)	-0.02%		(219)	-0.08%
Short-term borrowings		-	0.00%		-	0.00%		-	0.00%		-	0.00%		-	0.00%		-	0.00%		(12)	-0.03%
Long-term FHLB advances and other borrowings		(31)	-0.09%		(30)	-0.08%		(30)	-0.07%		(30)	-0.07%		(30)	-0.06%		(121)	-0.08%		(120)	-0.05%
Net interest income from fair value marks		$320			$753			$450			$775			$791			$2,298			$3,700
Purchase accounting effect on tax-equivalent margin			0.04%			0.09%			0.06%			0.11%			0.11%			0.07%			0.13%

* Average loans and leases include portfolio loans and leases, and loans held for sale. Non-accrual loans are also included in the average loan and leases balances.

Bryn Mawr Bank Corporation
Appendix - Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Performance Measures (unaudited)
(dollars in thousands, except per share data)

Statement on Non-GAAP Measures: The Corporation believes the presentation of the following non-GAAP financial measures provides useful supplemental information that is essential to an investor’s proper understanding of the results of operations and financial condition of the Corporation. Management uses non-GAAP financial measures in its analysis of the Corporation’s performance. These non-GAAP measures should not be viewed as substitutes for the financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	As of or For the Three Months Ended					As of or For the Twelve Months Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Reconciliation of Net Income to Net Income (core):
Net income (a GAAP measure)	$(6,200)	$10,739	$9,433	$9,044	$9,408	$23,016	$36,036
Less: Tax-effected non-core noninterest income:
(Gain) loss on sale of investment securities available for sale	(18)	(47)	-	(1)	(6)	(66)	50
Add: Tax-effected non-core noninterest expense items:
Due diligence, merger-related and merger integration expenses	2,280	553	803	332	-	3,968	-
Add: One-time federal income tax expense related to re-measurement of net deferred tax asset due to tax reform legislation.	15,193	-	-	-	-	15,193	-
Net income (core) (a non-GAAP measure)	$11,255	$11,245	$10,236	$9,375	$9,402	$42,111	$36,086

Calculation of Basic and Diluted Earnings per Common Share (core):
Weighted average common shares outstanding	17,632,701	17,023,046	16,984,563	16,954,132	16,916,705	17,150,126	16,859,623
Dilutive common shares	231,038	230,936	248,204	228,557	247,970	231,106	177,491
Weighted average diluted shares	17,863,739	17,253,982	17,232,767	17,182,689	17,164,675	17,381,232	17,037,114
Basic earnings per common share (core) (a non-GAAP measure)	$0.64	$0.66	$0.60	$0.55	$0.56	$2.46	$2.14
Diluted earnings per common share (core) (a non-GAAP measure)	$0.63	$0.65	$0.59	$0.55	$0.55	$2.42	$2.12

Calculation of Return on Average Tangible Equity:
Net income (loss)	$(6,200)	$10,739	$9,433	$9,044	$9,408	$23,016	$36,036
Add: Tax-effected amortization and impairment of intangible assets	440	440	447	450	540	1,777	2,274
Net tangible income (numerator)	$(5,760)	$11,179	$9,880	$9,494	$9,948	$24,793	$38,310

Average shareholders' equity	$427,318	$397,357	$389,716	$382,214	$378,043	$399,270	$369,529
Less: Average goodwill and intangible assets	(142,652)	(128,917)	(126,537)	(124,884)	(125,614)	(130,791)	(126,950)
Net average tangible equity (denominator)	$284,666	$268,440	$263,179	$257,330	$252,429	$268,479	$242,579

Return on tangible equity (a non-GAAP measure)	-8.03%	16.52%	15.06%	14.96%	15.68%	9.23%	15.79%

Calculation of Tangible Equity Ratio:
Total shareholders' equity	$528,119	$401,892	$394,977	$388,095	$381,127
Less: Goodwill and intangible assets	(205,855)	(128,534)	(129,211)	(124,629)	(125,170)
Net tangible equity (numerator)	$322,264	$273,358	$265,766	$263,466	$255,957

Total assets	$4,449,720	$3,476,821	$3,438,219	$3,292,617	$3,421,530
Less: Goodwill and intangible assets	(205,855)	(128,534)	(129,211)	(124,629)	(125,170)
Tangible assets (denominator)	$4,243,865	$3,348,287	$3,309,008	$3,167,988	$3,296,360

Tangible equity ratio	7.59%	8.16%	8.03%	8.32%	7.76%

Calculation of Return on Average Assets (core)
Return on average assets (GAAP)	-0.68%	1.25%	1.12%	1.13%	1.16%	0.67%	1.16%
Effect of adjustment to GAAP net income to core net income	1.90%	0.06%	0.10%	0.04%	0.00%	0.56%	0.00%
Return on average assets (core)	1.23%	1.31%	1.22%	1.17%	1.16%	1.23%	1.16%

Calculation of Efficiency Ratio:
Noninterest expense	$31,056	$28,184	$28,495	$26,660	$25,087	$114,395	$101,745
Less: certain noninterest expense items*:
Amortization of intangibles	(677)	(677)	(687)	(693)	(830)	(2,734)	(3,498)
Due diligence, merger-related and merger integration expenses	(3,507)	(850)	(1,236)	(511)	-	(6,104)	-
Noninterest expense (adjusted) (numerator)	$26,872	$26,657	$26,572	$25,456	$24,257	$105,557	$98,247

Noninterest income	$15,536	$15,584	$14,785	$13,227	$13,248	$59,132	$54,039
Less: non-core noninterest income items:
Loss (gain) on sale of investment securities available for sale	(28)	(72)	-	(2)	(9)	(101)	77
Noninterest income (core)	$15,508	$15,512	$14,785	$13,225	$13,239	$59,031	$54,116
Net interest income	30,321	29,438	27,965	27,403	26,990	115,127	106,236
Noninterest income (core) and net interest income (denominator)	$45,829	$44,950	$42,750	$40,628	$40,229	$174,158	$160,352

Efficiency ratio	58.64%	59.30%	62.16%	62.66%	60.30%	60.61%	61.27%

* In calculating the Corporation's efficiency ratio, which is used by Management to identify the cost of generating each dollar of core revenue, certain non-core income and expense items as well as the amortization of intangible assets, are excluded.

Supplemental Loan and Allowance Information Used to Calculate Non-GAAP Measures

Total Allowance	$17,525	$17,004	$16,399	$17,107	$17,486
Less: Allowance on acquired loans	50	47	25	38	28
Allowance on originated loans and leases	$17,475	$16,957	$16,374	$17,069	$17,458

Total Allowance	$17,525	$17,004	$16,399	$17,107	$17,486
Loan mark on acquired loans	31,627	10,223	11,084	11,544	12,286
Total Allowance + Loan mark	$49,152	$27,227	$27,483	$28,651	$29,772

Total Portfolio loans and leases	$3,285,857	$2,677,345	$2,666,651	$2,555,589	$2,535,425
Less: Originated loans and leases	2,487,295	2,433,054	2,409,964	2,286,814	2,240,987
Net acquired loans	$798,562	$244,291	$256,687	$268,775	$294,438
Add: Loan mark on acquired loans	31,627	10,223	11,084	11,544	12,286
Gross acquired loans (excludes loan mark)	$830,189	$254,514	$267,771	$280,319	$306,724
Originated loans and leases	2,487,295	2,433,054	2,409,964	2,286,814	2,240,987
Total Gross portfolio loans and leases	$3,317,484	$2,687,568	$2,677,735	$2,567,133	$2,547,711